                                                                    EXHIBIT 1.1



                                            Shares
                             ---------------

                               Respironics, Inc.

                                  Common Stock

                                ($.01 Par Value)


                             UNDERWRITING AGREEMENT
                             ----------------------


                                                                          , 1996
                                                           ---------------


Alex. Brown & Sons Incorporated
Cowen & Company
Parker/Hunter Incorporated
As Representatives of the
 Several Underwriters
c/o  Alex. Brown & Sons Incorporated
135 East Baltimore Street
Baltimore, Maryland 21202

Gentlemen:

     Respironics, Inc., a Delaware corporation (the "Company"), and certain shareholders of the Company (the "Selling Shareholders") propose to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of 3,030,000 shares of the Company's Common Stock, $.01 par value (the "Firm Shares"), of which 2,000,000 shares will be sold by the Company and 1,030,000 shares will be sold by the Selling Shareholders. The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto, and the respective amounts to be sold by the Selling Shareholders are set forth opposite their names in
Schedule II hereto. The Company and the Selling Shareholders are sometimes referred to herein collectively as the "Sellers." The Company and a Selling Shareholder also propose to sell at the Underwriters' option an aggregate of up to 454,500 additional shares of the Company's Common Stock
(the "Option Shares") as set forth below.

     As the Representatives, you have advised the Company and the Selling Shareholders (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

  1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SHAREHOLDERS.
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     (a)  The Company represents and warrants as follows:

          (i) A registration statement on Form S-3 (File No. 333-______) with respect to the Shares has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended, (the "Act") and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Act. The Company has complied with the conditions for the use of Form S-3 with respect to the proposed offering. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of Rule 430A of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration
                                             ------------------------------
statement filed by the Company pursuant to Rule 462(b) of the Act, herein
------------------------------------------------------------------
referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has been declared effective by the Commission under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The form of prospectus first filed by the Company with the Commission pursuant to its Rule 424(b) and Rule 430A is herein referred to as the "Prospectus." Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such Preliminary Prospectus or Prospectus, as the case may be, and, in the case of any reference herein to any Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rules 424(b) and 430A, and prior to the termination of the offering of the Shares by the Underwriters.

          (ii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement; each of the subsidiaries of the Company (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification; the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and to the extent shown in Exhibit A hereto are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and security interests; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

          (iii) The outstanding shares of Common Stock of the Company, including all shares to be sold by the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; the portion of the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.

          (iv) The Shares conform with the statements concerning them in the Registration Statement.

          (v) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains and the Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by, and in all respects conform or will conform, as the case may be, to the requirements of, the Act and the Rules and Regulations. The documents incorporated by reference in the Prospectus, at the time they will be filed with the Commission will conform at the time of filing, in all respects to the requirements of the Securities Exchange Act of 1934 or the Act, as applicable, and the Rules and Regulations of the Commission thereunder. Neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any supplement thereto, including any documents incorporated by reference therein, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, or any documents incorporated by reference therein, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

          (vi) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations of the Company and Subsidiaries consolidated, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement presents fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein.

          (vii) There is no action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency which might result in any material adverse change in the business or condition of the Company and of the Subsidiaries taken as a whole, except as set forth in the Registration Statement.

          (viii) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The leases under which the Company and the Subsidiaries occupy their leased properties conform to the description thereof set forth in the Registration Statement and, to the best of the Company's knowledge, such leases are valid and binding obligations of the landlords.

          (ix) The Company and the Subsidiaries have filed all Federal, State and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith.

          (x) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business affairs, management, or business prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions contemplated by the Registration Statement, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Registration Statement, as it may be amended or supplemented.

          (xi) Neither the Company nor any of the Subsidiaries is in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound and which default is of material significance in respect of the business or financial condition of the Company and the Subsidiaries taken as a whole. The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party, or of the Charter or by-laws of the Company or any order, rule or regulation applicable to the Company or any Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

          (xii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriters under State securities or Blue Sky laws) has been obtained or made and is in full force and effect.

          (xiii) The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, manufacturing processes, formulae, trade secrets and know-how or other information (collectively, "Intellectual Property") described in the Prospectus as owned by or used by it or which is necessary to the conduct of its business as now conducted or proposed to be conducted as described in the Prospectus. To the knowledge of the Company, none of the patent rights owned or licensed by the Company are unenforceable or invalid. Except as disclosed in the Prospectus, the Company is not aware of any infringement of or conflict with the rights or claims of others with respect to any of the Company's products or Intellectual Property which could have a material adverse effect on the business or financial condition of the Company or the Subsidiaries, taken as a whole. The Company is not aware of any infringement of any of the Company's Intellectual Property rights by any third party which could have a material adverse effect on the business or financial condition of the Company and the Subsidiaries, taken as a whole.

          (xiv) Except as described in the Prospectus, the Company and each of the Subsidiaries are conducting their business in compliance with all the laws, rules and regulations of the jurisdictions in which they are conducting business, including, without limitation, those of the United States Food and
                                                             ------
Drug Administration (the "FDA"), except where failure to be so in compliance, singly or in the aggregate, would not have a material adverse effect on the business or financial condition of the Company and the Subsidiaries, taken as a whole.

          (xv) Except as described in the Prospectus, each of the Company and the Subsidiaries (i) holds and is operating in compliance with all licenses, authorizations, consents, approvals, certificates and permits (individually, a "Permit") from any regulatory body or administrative agency or other governmental body having jurisdiction including, without limitation, the FDA,
(ii) has made all necessary filings required under any Federal, State or foreign law, rule or regulation and (iii) has obtained all necessary authorizations, consents, and approvals (individually, an "Approval") from other persons which are necessary to own or lease its properties and assets and to the conduct of its business, except where the failure to so hold or comply with any Permit, the failure to make any such filing or the failure to obtain any Approval would not have, singly or in the aggregate, a material adverse effect on the business or financial condition of the Company and the Subsidiaries, taken as a whole. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a material adverse effect on the business or financial condition of the Company and the Subsidiaries. To the best of the Company's knowledge, all of the properties now or formerly owned or leased by the Company or any Subsidiary, all research and manufacturing operations conducted thereon (including discharges and emissions therefrom) and all research and manufacturing equipment now or formerly used at said properties, have been and are in compliance with all Federal, state, local and foreign status, ordinances, regulations, rules and standards concerning or relating to industrial hygiene and the protection of health, safety, welfare and the environment (collectively, "the Environmental Laws"), except to the extent that any failure to be in compliance, singly or in the aggregate, would not have a material adverse effect on the business or financial condition of the Company and the Subsidiaries, taken as a whole. Neither the Company nor any Subsidiary has received notice or has actual or constructive knowledge, of any claim, demand, investigation, regulatory action, suit or other action instituted or threatened against it or said property relating to any of the Environmental Laws.

          (xvi) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Act.

          (xvii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xviii) To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of character required to be disclosed in the Prospectus.

          (xix) No holder of any security of the Company has any right, which right has not been duly waived or exercised or has lapsed, to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

          (xx) The Company has filed in a timely manner each document or report required to be filed by it pursuant to the Exchange Act and the rules and regulations thereunder; each such document or report at the time it was filed conformed to the requirements of the Exchange Act and the rules and regulations thereunder; and none or such documents or reports contained an untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (xxi) Ernst & Young LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

          (xxii) The Shares to be issued and sold by the Company have been listed on the Nasdaq National Market System, subject to notice of issuance.

     (b) Each of the Selling Shareholders severally represents and warrants as follows:

          (i) Such Selling Shareholder has and at the Closing Date and the Option Closing Date (as such dates are hereinafter defined) will have good and valid title to the Firm Shares and the Option Shares to be sold by such Selling Shareholder, free of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Firm Shares and Option Shares; and upon the delivery of and payment for such Firm Shares and Option Shares pursuant to this Agreement, good and valid title thereto, free of any liens, encumbrances, equities and claims, will be transferred to the several Underwriters.

          (ii) The consummation by such Selling Shareholder of the transactions herein contemplated and the fulfillment by such Selling Shareholder of the terms hereof will not result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Shareholder is a party, or of any order, rule or regulation applicable to such Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

          (iii) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock of the Company.

          (iv) Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement and documents incorporated by reference therein, such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the documents incorporated by reference therein which has adversely affected or may adversely affect the business of the Company or any of the Subsidiaries; and the sale of the Firm Shares and the Option Shares by such Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or any of the Subsidiaries which is not set forth in the Registration Statement or the documents incorporated by reference therein.

2.     PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.  On the basis of the
       ----------------------------------------------
representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Sellers agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $_____ per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with
Section 9 hereof. The number of Firm Shares to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by each Seller as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder. The obligations of the Company and of each of the Selling Shareholders to sell the Firm Shares shall be several and not joint.

     Certificates in negotiable form for the total number of the Shares to be sold hereunder by the Selling Shareholders have been placed in custody with ____________________ as custodian (the "Custodian") pursuant to the Custodian Agreement executed by each Selling Shareholder for delivery of all Firm Shares and any Option Shares to be sold hereunder by the Selling Shareholders. Each of the Selling Shareholders specifically agrees that the Firm Shares and any Option Shares represented by the certificates held in custody for the Selling Shareholders under the Custodian Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminable by any act or deed of the Selling Shareholders (or by any other person, firm or corporation including the

Company, the Custodian or the Underwriters) or by operation of law (including the death of an individual Selling Shareholder or the dissolution of a corporate Selling Shareholder) or by the occurrence of any other event or events, except as set forth in the Custodian Agreement. If any such event should occur prior to the delivery to the Underwriters of the Firm Shares or the Option Shares hereunder, certificates for the Firm Shares or the Option Shares, as the case may be, shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Shares held by it against delivery of such Shares.

     Payment for the Firm Shares to be sold hereunder is to be made in New York Clearing House funds by certified or bank cashier's checks drawn to the order of the Company for the shares to be sold by it and to the order of "____________________" for the shares to be sold by the Selling Shareholders, in each case against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made at the offices of Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland, at 10:00 a.m., Baltimore time, on [fill in date for
                                                               -----------------
T+3] or at such other time and date thereafter as you and the Company shall
---
agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Representatives requests in writing not later than the second full business day
                                                       ------
prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date .

     In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and a Selling Shareholder listed on Schedule III hereto hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The maximum number of Option Shares to be sold by the Company and the Selling Shareholders is set forth opposite their respective names on Schedule III hereto. The option granted hereby may be exercised in whole or in part but only once and at any time upon written notice given within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company and the Custodian setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. If the option granted hereby is exercised in part, the respective number of Option Shares to be sold by the Company and each of the Selling Shareholders listed in Schedule III hereto shall be determined on a pro rata basis in accordance with the percentages set forth opposite their names on Schedule II hereto, adjusted by you in such manner as to avoid fractional shares. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in New York Clearing House funds by certified or bank cashier's check drawn to the order of the Company for the Option Shares to be sold by it and to the order of "____________________" for the Option Shares to be sold by the Selling Shareholders against delivery of certificates therefor at the offices of Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland.

3.   OFFERING BY THE UNDERWRITERS.  It is understood that the several
     ----------------------------
Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deems it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

     It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.   COVENANTS OF THE COMPANY AND THE SELLING SHAREHOLDERS.
     -----------------------------------------------------

     (a) The Company covenants and agrees with the several Underwriters and the Selling Shareholders that:

          (i) The Company will (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, (ii) not file any amendment to the Registration Statement or supplement to the Prospectus or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

          (ii) The Company will advise the Representatives promptly of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

          (iii) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

          (iv) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement, including documents incorporated by reference therein, but without exhibits, and of all amendments thereto, as the Representatives may reasonably request.

          (v) If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Securities Exchange Act of 1934 which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

          (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 18 months after the effective date of the Registration Statement, an earning
--
statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

          (vii) The Company will, for a period of five years from the Closing Date, deliver to the Representatives copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Securities Exchange Act of 1934, as amended. The Company will deliver to the Representatives similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

          (viii) No offering, sale or other disposition of any Common Stock of the Company will be made for a period of 120 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representatives except that the Company may, without such consent, issue shares upon the exercise of options outstanding on the date of this Agreement.

          (ix) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description in the Prospectus.

     (b) Each of the Selling Shareholders covenants and agrees with the several Underwriters and the Company that:

          (i) For a period of 90 days after the date of this Agreement, he will not offer to sell, contract to sell, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock, any options, rights or warrants to purchase any shares of Common Stock (including any stock appreciation right, or similar right with an exercise or conversion privilege at a price related to, or derived from, the market price of the Common Stock) or any securities convertible into or exchangeable for shares of Common Stock owned directly by such Selling Shareholder with respect to which he has the power of disposition (including, without limitation, shares of Common Stock that he may be deemed to beneficially own in accordance with the rules and regulations promulgated under the Exchange Act), or (ii) engage in any hedging transactions with respect to the Common Stock that may have an impact on the market price of the Common Stock, otherwise than hereunder or with the prior written consent of the Representatives.

          (ii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to you prior to or on the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

5.   COSTS AND EXPENSES.  The Company will pay all costs, expenses and fees
     ------------------
incident to the performance of the obligations of the Sellers under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Agreement Among Underwriters, the Underwriters' Selling Memorandum, the Underwriters' Questionnaire, the Invitation Letter, the Power of Attorney, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses incident to securing any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares; the Listing Fee of the Nasdaq National Market System; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. To the extent, if at all, that any of the Selling Shareholders engage special legal counsel to represent them in connection with this offering, the fees and expenses of such counsel shall be borne by such Selling Shareholder. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Sellers pro rata. The Sellers shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 6 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Shareholders shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.   CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.  The several obligations of
     ---------------------------------------------
the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Shareholders contained herein, and to the performance by the Company and the Selling Shareholders of their covenants and obligations hereunder and to the following additional conditions:

     (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Selling Shareholders, shall be contemplated by the Commission.

     (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Reed Smith Shaw & McClay, counsel for the Company and the Selling Shareholders, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that:

          (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; each of the Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; the Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, or in which the failure to qualify would have a materially adverse effect upon the business of the Company and the Subsidiaries taken as a whole; and the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or a Subsidiary, to the best of such counsel's knowledge, free and clear of all liens, encumbrances and security interests; to the best of such counsel's knowledge, except as stated in the Prospectus, there are outstanding no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Subsidiaries.

          (ii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the authorized shares of its Common Stock have been duly authorized; the outstanding shares of its Common Stock, including the Shares to be sold by the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Prospectus; the certificates for the Shares are in due and proper form; the shares of Common Stock, including the Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and, when issued and paid for as contemplated by this Agreement, will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.

          (iii) The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

          (iv) The Registration Statement, all Preliminary Prospectuses, the Prospectus and each amendment or supplement thereto and document incorporated by reference therein comply as to form in all material respects with the requirements of the Act or the Securities Exchange Act of 1934, as applicable and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements, schedules and other financial information included or incorporated by reference therein).

          (v) Such counsel does not know of any contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed, incorporated by reference or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

          (vi) Such counsel knows of no material legal proceedings pending or threatened against the Company or any of the Subsidiaries except as set forth in the Prospectus.

          (vii) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Charter or by-laws of the Company, or any agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound or violate any applicable law or regulation or, to the best of such counsel's knowledge, any order, writ, injunction or decree of any jurisdiction, court or governmental instrumentality binding upon the Company, any Subsidiary or any of their properties, except that counsel need express no opinion as to state securities or blue sky laws.

          (viii) This Agreement has been duly authorized, executed and delivered by the Company.

          (ix) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the National Association of Securities Dealers, Inc. or as required by State securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

          (x) This Agreement has been duly authorized, executed and delivered on behalf of the Selling Shareholders.

          (xi) Each Selling Shareholder has full legal right, power and authority, and any approval required by law (other than as required by State securities and Blue Sky laws as to which such counsel need express no opinion), to sell, assign, transfer and deliver the portion of the Shares to be sold by such Selling Shareholder.

          (xii) The Custodian Agreement has been duly authorized, executed and
                                        ------------------------
delivered by each Selling Shareholder and, pursuant to the Custodian Agreement,
                                      -----------------------------------------
each Selling Shareholder has authorized the attorneys-in-fact named therein to
------------------------------------------------------------------------------
carry out the transactions contemplated by the Underwriting Agreement on its
----------------------------------------------------------------------------
behalf and to deliver the Shares to be sold by such Selling Shareholder pursuant
--------------------------------------------------------------------------------
to this Agreement.
------------------


          (xiii) The Underwriters (assuming that they are bona fide purchasers within the meaning of the Uniform Commercial Code) have acquired good and marketable title to the Shares being sold by each Selling Shareholder on the Closing Date, free and clear of all claims, liens, encumbrances and security interests whatsoever.

     In rendering such opinion Reed Smith Shaw & McClay may rely as to matters governed by the laws of states other than Pennsylvania, the Delaware General Corporation Law or Federal laws on counsel in such jurisdictions and as to the matters set forth in subparagraphs (xi), (xii) and (xiii) on opinions of other counsel representing the respective Selling Shareholders, provided that in each case Reed Smith Shaw & McClay shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that such counsel believes that the Registration Statement, as of the
            ---------------------
time it became effective under the Act, the Prospectus or any amendment or supplement thereto, on its date and on the Closing Date, or any of the documents incorporated by reference therein, as of the date of effectiveness of the Registration Statement or, in the case of documents incorporated by reference in the Prospectus after the date of effectiveness of the Registration Statement, as of the respective dates when such documents were filed with the Commission, as the case may be, did not contain an untrue statement of a material fact or omit
                 -------
to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included or incorporated by reference therein). With respect to such statement, Reed Smith Shaw & McClay may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

     (c) The Representatives shall have received on the Closing Date the opinion of Hyman, Phelps & McNamara, P.C., regulatory counsel for the Company, dated the Closing Date addressed to the Underwriters in form and substance reasonably satisfactory to the Underwriters and their counsel.

     (d) The Representatives shall have received from Ropes & Gray, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (ii) (with respect to the Shares), (iii), (iv) and (viii) of Paragraph (b) of this
Section 6, and that the Company is a validly organized and existing corporation under the laws of the State of Delaware. In rendering such opinion Ropes & Gray may rely as to all matters governed other than by the Delaware General Corporation Law or

Federal laws on the opinion of counsel referred to in Paragraph (b) of this
Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, as of the time it became effective under the Act, and the Prospectus or any amendment or supplement thereto, on its date and on the Closing Date, or any of the documents incorporated by reference therein, as of the date of effectiveness of the Registration Statement or, in the case of documents incorporated by reference in the Prospectus after the date of effectiveness of the Registration Statement, as of the respective dates when such documents were filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included or incorporated by reference therein). With respect to such statement, Ropes & Gray may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

     (e) The Representatives shall have received at or prior to the Closing Date from Ropes & Gray a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

     (f) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a signed letter from Ernst & Young LLP, dated the Closing Date or the Option Closing Date, as the case may be, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter signed by such firm and dated and delivered to the Representatives on the date hereof that nothing has come to their attention during the period from the date five days prior to the date hereof, to a date not more than five days prior to the Closing Date or the Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered on the Closing Date or the Option Closing Date, as the case may be. All such letters shall be in form and substance satisfactory to the Representatives and their counsel.

     (g) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

          (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registrations Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission.

          (ii) He does not know of any litigation instituted or threatened against the Company of a character required to be disclosed in the Registration Statement which is not so disclosed; he does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed; and the representations and warranties of the Company contained in
Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be .

          (iii) He has carefully examined the Registration Statement and the Prospectus and, in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement, including any document incorporated by reference therein, were true and correct, and such Registration Statement and Prospectus or any document incorporated by reference therein did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, in his opinion, since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment.

     (h) The Company and the Selling Shareholders shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties contained herein and related matters as the Representatives may reasonably have requested.

     (i) The Firm Shares and Option Shares, if any, have been approved for listing upon notice of issuance on the Nasdaq National Market System.

     (j) The Company shall have furnished to you "lock-up" letters, in form and substance satisfactory to you, signed by each director and executive officer who is not a Selling Shareholder.

     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Ropes & Gray, counsel for the Underwriters.

     If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Shareholders of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

     In such event, the Selling Shareholders, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.   CONDITIONS OF THE OBLIGATIONS OF THE SELLERS.  The obligations of the
     --------------------------------------------
Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.


8.   INDEMNIFICATION.
     ---------------

     (a) The Company and the Selling Shareholders, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company and the Selling Shareholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. In no event, however, shall the liability of any Selling Shareholder for indemnification under this Section 8(a) exceed the proceeds received by such Selling Shareholder from the Underwriters in the offering. This indemnity agreement will be in addition to any liability which the Company or the Selling Shareholders may otherwise have.

     (b) Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Shareholders, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Shareholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Shareholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this
Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company and the Selling Shareholders in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgement for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) no Selling Shareholder shall be required to contribute any amount in excess of the proceeds received by such Selling Shareholder from the Underwriters in the offering. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

9.   DEFAULT BY UNDERWRITERS.  If on the Closing Date or the Option Closing
     -----------------------
Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Shareholder), you, as Representatives of the Underwriters, shall use your best efforts to procure within 24 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Shareholders such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 24 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and the Selling Shareholders or you as the Representatives of the Underwriters will have the right, by written notice given within the next 24-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Shareholders except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.  NOTICES.  All communications hereunder shall be in writing and, except as
     -------
otherwise provided herein, will be mailed, delivered or telegraphed and confirmed as follows: if to the Underwriters, to Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore,

Maryland 21202, Attention: Steven R. Schuh; if to the Company or the Selling Shareholders, to Respironics, Inc., 1001 Murry Ridge Drive, Murrysville, Pennsylvania 15668, Attention: Dennis S. Meteny.

11.  TERMINATION.  This Agreement may be terminated by you by notice to the
     -----------
Sellers as follows:

     (a) at any time prior to the earlier of (i) the time the Shares are released by you for sale by notice to the Underwriters, or (ii) 11:30 a.m. on the first business day following the date of this Agreement;

     (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business affairs, management or business prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency after the date hereof or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make the offering or delivery of the Shares impracticable or inadvisable, (iii) suspension of trading in securities on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities, or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

     (c) as provided in Sections 6 and 9 of this Agreement.

     This Agreement also may be terminated by you, by notice to the Sellers, as to any obligation of the Underwriters to purchase the Option Shares, upon the occurrence at any time prior to the Option Closing Date of any of the events described in subparagraph (b) above or as provided in Sections 6 and 9 of this Agreement.

12.  SUCCESSORS.  This Agreement has been and is made solely for the benefit of
     ----------
the Underwriters , the Company and the Selling Shareholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares merely because of such purchase.

13.  MISCELLANEOUS.  The reimbursement, indemnification and contribution
     -------------
agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.

                               Very truly yours,

                               RESPIRONICS, INC.



                               By
                                    --------------------------------------------
                                    President


                                    Selling Shareholders listed on Schedule II



                               By
                                    --------------------------------------------
                                                  Attorney-in-Fact



The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

ALEX. BROWN & SONS INCORPORATED
COWEN & COMPANY
PARKER/HUNTER INCORPORATED


As Representatives of the several
Underwriters listed on Schedule I

By:  Alex. Brown & Sons Incorporated



By:
     ---------------------------
     Authorized Officer

                                 SCHEDULE I



                            Schedule of Underwriters


                                    Number of Firm Shares
       Underwriter                     to be Purchased
       -----------                  ---------------------

Alex. Brown & Sons Incorporated

Cowen & Company

Parker/Hunter Incorporated




                                                  ----------

                                 Total
                                                  ----------

                                  SCHEDULE II



                        Schedule of Selling Shareholders



                             Number of Firm Shares
Selling Shareholder                to be Sold
-------------------        --------------------------



                                                ----------

                                 Total
                                                ----------

                                  SCHEDULE III



                           Schedule of Option Shares



                     Maximum Number           Percentage of
                    of Option Shares         Total Number of
Name of Seller         to be Sold             Option Shares
--------------    --------------------      -----------------



                                                ------
                                 Total                     100%
                                                ------     ---